EXHIBIT 99.1

                      UNION NATIONAL FINANCIAL CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


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                      UNION NATIONAL FINANCIAL CORPORATION
                                     AMENDED
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1.       PURPOSE

     The purpose of this Dividend Reinvestment and Stock Purchase Plan, as amended from time to time, is to provide the holders of record of the common stock, par value $0.25 per share, of Union National Financial Corporation with a convenient method to invest cash and stock dividends payable with respect to the common stock and to make voluntary cash payments for the purchase of additional shares of common stock, and to provide for safekeeping of stock certificates when shares are distributable to plan participants, all as hereinafter provided.

2.       DEFINITIONS

         For purposes of this plan:

          (a) "Account" shall mean the account held by the plan administrator for a participant to which his or her plan shares are credited.

          (b) "Authorization Form" shall mean the form or other document, as prescribed by the plan administrator and as amended from time to time, used to evidence an election by an eligible shareholder of the corporation to participate in the plan.

          (c) "Common Stock" shall mean the common stock of the Corporation, having a par value of $0.25 per share.

          (d)  "Corporation" shall mean Union National Financial Corporation.

          (e) "Dividend" shall mean a dividend payable by the Corporation in cash or shares with respect to the common stock.

          (f) "Fair Market Value" shall mean the value of a share of common stock as of the applicable date as determined by the plan administrator as follows:

               (i) If the common stock is listed on an established organized stock exchange, the fair market value shall be the closing price per share for the common stock on such stock exchange on the applicable date or, if no sale of the common stock occurred on such stock exchange on that date, the closing price per share for the common stock on such stock exchange on the next day on which a sale of common stock occurred.




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               (ii) If the common  stock is not listed on an  established  stock exchange but is listed in the National  Market System of the
                    National   Association  of  Securities   Dealers   Automated
                    Quotation System ("NASDAQ/NMS"), the fair market value shall be the average of the highest and lowest trading prices per share for the common stock on the applicable date or, if no trade of the common stock occurred in said National Market System on that date, the average of the highest and lowest trading prices per share for the common stock on the next day on which the common stock was traded in said National Market System.

               (iii)If the common  stock is not listed on an  established  stock exchange or in the NASDAQ/NMS but is quoted on a system maintained by the National Association of Securities Dealers, Inc. ("NASD"), the Fair Market Value shall be the average of the closing dealer bid and asked prices per share for the common stock quoted on such system on the applicable date or, if no such bid and asked prices are quoted on such system on that date, the average of the closing dealer bid and asked prices per share for the common stock quoted on such system on the most recent previous day on which such prices were quoted.

               (iv) if the common  stock is not listed on an  established  stock exchange or in the NASDAQ/NMS, or quoted on a system maintained by the NASD, the fair market value shall be the average of the lowest bid and highest asked prices per share for the common stock quoted on the applicable date by one or more brokerage firms selected by the plan administrator which then make a market in the common stock or, in the absence of any such bid and asked prices quoted on such date, the quoted per share price (or average of the quoted per share prices, if several), whether bid or asked, for the common stock reported on the applicable date or, failing this, on the most recent previous date on which such quotes are available.




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         (g)      "Investment Date" shall mean the day during a month on which a
                  Dividend is payable,  and in any other  month,  the  fifteenth
                  (15th) day of such month, or if in any case, such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

         (h) "Participant" shall mean a shareholder of record of the Corporation who is participating in the plan.

         (i)      "Plan"  shall  mean  this  Dividend   Reinvestment  and  Stock
                  Purchase Plan, as amended from time to time.

         (j) "Plan Administrator" shall mean a banking subsidiary of the Corporation, or such other administrator as the Board of Directors of the Corporation may, in its sole discretion, from time to time, select.

         (k) "Plan Purchasing Agent" shall mean an entity registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, which entity may be a bank, trust company, brokerage firm or other independent fiduciary institution selected by the plan administrator for purposes of purchasing shares, in the open market, on behalf of the plan. The Board of Directors of the Corporation reserves the right to select a new plan purchasing agent at any time.

         (l) "Plan Shares" shall mean the shares of common stock, whole and fractional, that are held by the plan administrator for the benefit of the participants under the plan.

3.       ADMINISTRATION

     The plan shall be administered by the plan administrator. All plan shares will be registered in the name of the plan administrator, or its nominee, as agent for the participants and will be credited to the respective accounts of the participants.

4.       PARTICIPATION

     All holders of record of common stock are and shall be, and all participants shall be eligible to participate in the plan, except as otherwise determined, from time to time, by the corporation. Without limiting the foregoing, the corporation may refuse to offer the plan to shareholders residing in any state that requires (i) the registration or qualification of the common stock to be issued pursuant to the plan, or exempt therefrom, or (ii) the registration or qualification of the corporation or the plan administrator, or any of their respective officers or employees, as a broker, dealer, salesman or agent. A beneficial owner whose shares of common stock are registered in a name other than his or her own must first become a shareholder of record by having all or a part of such shares transferred into his or her own name in order to participate in the plan. Also, persons other than Union National Community Bank (the "Bank") or the Bank's Trust Department, who beneficially own five percent (5%) or more of the common stock are prohibited from enrolling in the plan. Participants, other than the Bank or the Bank's



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Trust  Department who become  beneficial  owners of five percent (5%) or more of the common stock, as determined by the plan administrator, in its sole discretion, will be terminated from further participation in the plan upon achieving such ownership status.

5.       ENROLLMENT

     Any eligible shareholder of record of the Corporation may enroll in the plan at any time by completing and signing an authorization form and returning it to the plan administrator. If an authorization form requesting reinvestment of dividends is received by the plan administrator at least ten (10) business days before the record date established for a particular dividend, reinvestment will commence with that dividend. If an authorization form is received from a shareholder less than ten (10) business days before the record date established for that particular dividend, the reinvestment of dividends will begin with the payment of dividends following the next dividend record date if at that time the shareholder is still a record holder of common stock.

     A record holder of common stock may participate in the plan only with respect to all of his or her common stock held in the plan, and may not participate in the plan with respect to less than all of his or her shares of common stock, held by the participant of record in his or her plan account.

6.       VOLUNTARY CASH PAYMENTS

     Any eligible shareholder of record who is enrolled in the plan and who is eligible to participate in accordance with the provisions of the plan may also elect to make voluntary cash payments by enclosing a check or money order with the executed authorization form (for new participants) or by forwarding a check or money order to the plan administrator with a payment form that will accompany each statement of account. Checks and money orders shall be made payable to "Union National Community Bank, Trust Department", and should include the participant's account number and taxpayer identification number. The amount of such voluntary cash payments may not be less than one hundred dollars ($100.00) or total more than one thousand dollars ($1,000.00) per quarter. The corporation reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant. Voluntary cash payments will be accepted for investment, and will be invested, only in connection with a dividend payment date. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the plan administrator is prohibited from holding such voluntary cash payments for extended periods of time prior to investing them, participants must submit their voluntary cash payments as near as possible to the applicable dividend payment date, but at least ten (10) days prior to such date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the plan administrator no later than ten (10) days prior to the corresponding dividend payment date, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date.


7.       PURCHASES

     On each date that dividends are payable, the Corporation will pay to the plan administrator the dividends payable with respect to the common stock of the participants,



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including their plan shares,  less any applicable  withholding taxes. As of each investment date, the plan administrator will use the amount of the available dividends so received from the Corporation, together with voluntary cash payments received from Participants, to purchase common stock for the accounts of the participants. The plan administrator shall either: (i) purchase common stock from the Corporation; (ii) direct the plan purchasing agent to purchase the common stock in the open market; (iii) arrange for the purchase of common stock in negotiated transactions; or (iv) employ a combination of the foregoing, as directed from time to time by the Corporation. Common stock purchased from the Corporation will be its authorized but unissued shares of common stock.

     Purchases of common stock from the Corporation under the plan shall be made as soon as reasonably possible after the investment date, but not more than thirty (30) days after such date. Open market purchases of common stock under the plan will be made by the plan purchasing agent on or as soon as reasonably possible after each investment date, but not more than thirty (30) days after such date. Neither the Corporation nor the plan administrator will exercise discretion or control over the methods or timing of purchases made by the plan purchasing agent pursuant to the plan. If any common stock is purchased in the open market and/or in negotiated transactions, no common stock will be allocated to a participant's account until all common stock has been purchased for all participants that month, whether from the Corporation, in the open market, or in negotiated transactions.

     The purchase price of common stock purchased from the corporation under the plan shall be the fair market value of the common stock as of the investment date. The purchase price of common stock purchased under the plan in the open market and/or in negotiated transactions will be the participant's pro rata share of the actual costs, excluding any brokerage commissions, incurred by the plan administrator for such purchases. In the event of purchases of common stock from the Corporation and in the open market and/or in negotiated transactions, the purchase price per share of common stock to be charged to each participant will be based upon the weighted averages of the prices of all shares purchased. Each participant's account will be credited with the number of whole and fractional shares of common stock, calculated to five (5) decimal places, equal to the amount to be invested for the participant divided by the applicable purchase price.

8.       DIVIDENDS ON PLAN SHARES

     As the record holder of the plan shares held in participants' accounts under the plan, the plan administrator will receive dividends, less any applicable withholding taxes, payable with respect to all plan shares held on each dividend record date, will credit such dividends to participants' accounts on the basis of the plan shares held in each account, and will reinvest such dividends in common stock under the plan.


9.       COSTS

     All costs of administration of the plan and service charges will be paid by the Corporation. No brokerage fees will be charged to participants in connection with the purchase of common stock. Participants will be charged the full actual cost, including any brokerage commissions, of all shares of common stock sold on their behalf pursuant to the plan. A



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participant who requests that the plan administrator sell shares of common stock held in the participant's account in the plan will incur a $10.00 service fee, in addition to any brokerage fees incurred in connection with such sale. If the fee is paid in advance when notice of sale is made, then the fee will not be deducted from the proceeds of the sale. A $10.00 service fee will also be charged to participants who request that the share certificates be issued to them in lieu of their plan shares being held in book entry form. There is also a $10.00 fee payable by participants upon withdrawal or termination from the plan. If such fee is not paid in advance when the withdrawal or termination is requested, the fee will be deducted from the participant's account.

10.       REPORTS TO PARTICIPANTS

     As soon as practicable after each Investment date, the plan administrator will mail to each participant for whose account a transaction has occurred under the plan, a statement showing:

               (a) the amount of dividends applied for the participant toward such investment;

               (b)  any taxes withheld;

               (c)  the net amount invested;

               (d)  the number of plan shares purchased;

               (e)  the price per share at which plan shares were purchased; and

               (f) the total plan shares accumulated in the participant's account.

     Each participant will receive annually, information for the purpose of reporting his or her dividend income and other relevant information, including brokerage commissions and other expenses paid on the participant's behalf, in accordance with applicable tax laws.

11.      VOTING OF PLAN SHARES

     The whole number of shares of common stock credited to the account of a participant under the plan will be voted at meetings of shareholders of the Corporation by the plan administrator, as record holder, in accordance with the instructions of the participant, as delivered by the participant, as and when prescribed by the Corporation or the plan administrator. In the absence of providing such instructions to the plan administrator, the plan shares of a participant will not be voted.

12.      WITHDRAWAL OF PLAN SHARES

     Participants may withdraw all or a portion of the whole plan shares in their accounts by notifying the plan administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be registered in the name of the participant and issued to the participant within thirty (30) days of the plan administrator's receipt of notice of withdrawal. Certificates for fractional shares of common stock will not be issued under any circumstance. In lieu of issuing certificates for



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fractional  shares of common stock,  any fractional  interest  withdrawn will be liquidated by the plan administrator on the basis of the then current market value of the common stock and a check issued for the proceeds thereof. Any notice of withdrawal from an account received less than ten (10) business days prior to a dividend record date will not be effective until dividends paid on such record date with respect to the plan shares in the account have been reinvested in common stock under the plan and such common stock has been credited to the participant's account. There is a $10.00 withdrawal fee payable by the participant.

     Participants may request the plan administrator to sell the plan shares that are withdrawn from their accounts by specifying in the notice of withdrawal, the number of shares to be sold. The plan administrator will execute a sale order for such shares within thirty (30) days of receipt of the notice, and will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, a $10.00 service fee, and applicable withholding taxes and transfer taxes incurred in connection with the sale. A request for plan shares to be sold must be signed by each person in whose name the account appears, with signatures guaranteed.

     Any plan shares remaining in a participant's account after withdrawal will continue to be held for the participant by the plan administrator, and dividends on such plan shares will continue to be reinvested under the plan. A participant who withdraws all of the plan shares in his or her account will be treated as having terminated participation in the plan and will incur a $10.00 withdrawal fee. A participant who withdraws a portion of the plan shares from his or her account and who does not instruct the plan administrator to sell such shares, will effectively terminate participation in the plan, unless such shares are sold by the participant after they are withdrawn from his or her account. A holder of common stock may participate in the plan only with respect to all of his or her common stock held in the plan, and may not participate in the plan with respect to less than all of his or her shares of common stock.

13.      TERMINATION OF PARTICIPATION

     Participation in the plan may be terminated by a participant at any time by giving written notice thereof to the plan administrator in a form established by the plan administrator and including the payment of a $10.00 withdrawal fee. The Board of Directors of the Corporation, in its sole discretion at any time, may send written notice to a participant, with a copy sent to the plan administrator, by which the participant's participation in the plan is terminated; in any such case, the participant shall be treated as if he or she has terminated participation in the plan as of the date of mailing of such notice.

     Within thirty (30) days after the date on which any such notice is received by the Plan administrator (the "termination date"), the plan administrator will deliver to the participant: (a) a certificate for all whole plan shares held in the participant's account, (b) a check representing any uninvested dividends held by the plan administrator for the participant, and (c) a check in lieu of the issuance of any fractional share of common stock credited to the participant's account, equal to (i) the proceeds from the sale of such fractional share on the open market, less any brokerage commissions, a $10.00 withdrawal fee and applicable withholding taxes and transfer taxes incurred, or
(ii) the fractional share multiplied by the fair market value of the common stock as of the termination date, less a $10.00 withdrawal fee. Any notice of plan termination received from a participant less than ten (10) business days prior to a dividend record date will not be effective until the dividends paid on such record date with respect to the plan shares in the account have


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been  reinvested  in common  stock under the plan and such common stock has been credited to the participant's account.

     In the alternative, a participant may request in his or her notice of plan termination delivered to the plan administrator, that all of the plan shares in the participant's account be sold. A request for plan shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed. If such a sale is requested, the plan administrator will direct the plan purchasing agent to execute a sale order providing for the sale of such plan shares within thirty (30) days of its receipt of such request, and will also direct the plan purchasing agent to deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, a $10.00 service fee, and applicable withholding taxes and transfer taxes incurred.

14.      STOCK CERTIFICATES

     Unless a request is made in writing to the plan administrator which includes the payment of a service fee of $10.00, participants will not be issued certificates for shares held in custody by the plan administrator. Certificates will, however, be issued to participants upon withdrawal of plan shares or upon termination of participation in the plan and will be registered in the name or names in which the participant's account is maintained. If a participant requests a certificate to be registered in a name other than that shown on the account, such request must be signed by all persons in whose names the account is registered, with signatures guaranteed, and be accompanied by such other documentation as the plan administrator may require.

     Participants may not pledge or assign plan shares credited to their accounts, or pledge, assign or transfer any of their rights or interests under the plan, and any such purported pledge, assignment or transfer shall be void and of no force or effect.

15.      STOCK DIVIDENDS, SPLITS AND OFFERINGS

     Any shares of capital stock resulting from a stock dividend or stock split by the Corporation with respect to the plan shares of a participant shall be added to the participant's account with the plan administrator as additional plan shares. Stock dividends or shares resulting from a stock split that are distributable with respect to shares of common stock held of record in a participant's name will be credited to the participant's account and no stock certificates will be issued. This provides plan participants with a convenient and economical method of safe keeping of stock certificates.

     In the event of any change in the common stock held by the plan administrator under the plan as a result of a stock split, reverse stock split, stock dividend or similar transaction, the number of plan shares shall be appropriately adjusted. Also, the total shares available for issuance pursuant to the plan will be adjusted to reflect the stock split, stock dividend or similar transaction.

     In the event of any "rights" or similar offering by the Corporation of any of its capital stock, the Plan shares credited to a participant's account shall be treated as shares of common stock held of record by the participant in his or her name for purposes of such offering.





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16.      INCOME TAX ASPECTS

         The reinvestment of dividends does not relieve the participant of any income tax which may be payable on such dividends. The payment by the Corporation of service fees and brokerage commissions in connection with dividend reinvestment is considered income to the participant and reported as such to the Internal Revenue Service. If a participant is subject to United States backup withholding tax on dividends, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in common stock. Statements of account for these participants indicate the amount withheld. At year end, the plan administrator provides each participant with summary information for tax purposes at no charge to the participant. (See Paragraph 10, above.)

17.      AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

     The Board of Directors of the Corporation may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. The Board of Directors of the Corporation shall endeavor to promptly send to participants notice of any suspension, termination or material amendment of the plan. Participants shall in all events have the right to withdraw from the plan. Any such suspension, termination or material amendment of the plan shall not become effective until thirty (30) days after notice is mailed to the participants.

18.      INTERPRETATION OF PLAN

     The Plan, the authorization form, and the participants' accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and applicable state and federal securities laws. Any question of interpretation arising under the plan shall be determined by the Corporation pursuant to applicable state and federal law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding upon all participants and the plan administrator. The Corporation or, with its consent, the plan administrator, may adopt rules and regulations from time to time to facilitate the administration of the plan. Where used in this plan, the plural shall include the singular and, unless the context otherwise clearly requires, the singular shall include the plural. The captions of the various paragraphs contained in this plan are for convenience only and shall not affect the interpretation or meaning of the provisions of the plan.

19.      NO LIABILITY OF CORPORATION OR PLAN ADMINISTRATOR

     Neither the Corporation nor the plan administrator, nor their respective directors, officers or employees, shall be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death, and (b) with respect to the prices at which shares of common stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase shares of common stock on the open market or from the Corporation, fluctuations in the Fair market value of the common stock, and (c) any matters relating to the operation or management of the plan.





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     The foregoing  plan was amended by the Board of Directors of Union National
Financial Corporation on February 25, 1999 and is effective immediately.


July 20, 1999


                                          UNION NATIONAL FINANCIAL CORPORATION